Exhibit 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 26, 2025, by and between:

Guang Wen Global Group Limited, a company incorporated under the laws of the British Virgin Islands (the “Seller”); and

Keemo Fashion Group Limited, a company incorporated under the laws of the State of Nevada, USA (the “Buyer”).

The Seller and the Buyer are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Seller is the legal and beneficial owner of all of the issued and outstanding shares (the “Shares”) of GW Reader Holding Limited, a company incorporated in the Cayman Islands;

WHEREAS, the Target Company owns 100% of the shares of Willing Read Culture Technology Co., Limited, a company incorporated in Hong Kong, which in turn owns 100% of the shares of GW Reader Sdn. Bhd., a company incorporated in Malaysia (the “Target Company”);

WHEREAS, GW Reader Sdn. Bhd. is currently a loss-making entity and has not generated net profits;

WHEREAS, the Seller desires to transfer the Shares to the Buyer for no consideration, and the Buyer agrees to accept such transfer as part of a strategic corporate realignment and expansion of its digital publishing operations;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. PURCHASE AND SALE OF SHARES

1.1 Sale of Shares.

Subject to the terms and conditions of this Agreement, the Seller hereby sells, assigns, transfers, and delivers to the Buyer, and the Buyer hereby accepts and acquires from the Seller, all of the Shares, free and clear of all liens, encumbrances, and claims.

1.2 No Purchase Price.

The Parties acknowledge and agree that no consideration shall be payable by the Buyer to the Seller in connection with the transfer of the Shares. The transfer is being effected solely for strategic purposes, recognizing that the Target Company is operating at a loss.

2. CLOSING

2.1 Closing Date.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures on August 25, 2025, which is three (3) months from the signing date of this Agreement, or at such other time or date as the Parties may mutually agree in writing (the “Closing Date”).

2.2 Deliveries by the Seller.

At the Closing, the Seller shall deliver to the Buyer:

(a) A share transfer instrument duly executed by the Seller in favor of the Buyer;

(b) A certified copy of the resolutions of the board of directors of the Seller approving the sale of the Shares;

(c) All documents and records of the Target Company reasonably requested by the Buyer.

2.3 Deliveries by the Buyer.

At the Closing, the Buyer shall deliver to the Seller:

(a) A certified copy of the resolutions of the board of directors of the Buyer approving the acquisition of the Shares.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1 The Seller is duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands.

3.2 The Seller is the lawful owner of the Shares and has full power and authority to transfer the Shares to the Buyer.

3.3 The Shares are free and clear of all liens, claims, encumbrances, and restrictions.

3.4 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller.

3.5 The Seller makes no representation or warranty regarding the profitability or future performance of the Target Company and disclaims any obligation to cover past, present, or future losses unless explicitly

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller that:

4.1 The Buyer is duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

4.2 The Buyer has the legal capacity and authority to enter into and perform its obligations under this Agreement.

4.3 The Buyer acknowledges that it has conducted its own due diligence and accepts the Shares “as-is, where-is,” without reliance on any express or implied warranties other than those expressly stated herein.

5. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles.

6. MISCELLANEOUS

6.1 Entire Agreement.

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral.

6.2 Amendments.

No amendment or modification of this Agreement shall be effective unless made in writing and signed by both Parties.

6.3 Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.4 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.5 No Consideration.

The Parties expressly acknowledge that no monetary consideration is required or shall be paid for the transfer of the Shares pursuant to this Agreement. This Agreement and the transfer contemplated herein shall remain valid and binding notwithstanding the absence of such consideration.

IN WITNESS WHEREOF, the Parties have executed this Share Purchase Agreement as of the date first above written.

SELLER:

Guang Wen Global Group Limited

By:
Name:	Huang Jia
Title:	Director

BUYER:

Keemo Fashion Group Limited

By:
Name:	Liu Lu
Title:	Chief Executive Officer